AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

      The Amended and Restated Master Distribution Plan (Class B Shares) (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective October 1, 2003, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                (CLASS B SHARES)
                         (DISTRIBUTION AND SERVICE FEES)

      The Fund shall pay the Distributor or the Assignee as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class B Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below to the average daily net assets of the Class B Shares of the Portfolio. Average daily net assets shall be computed in a manner used for the determination of the offering price of Class B Shares of the Portfolio.

                                               MAXIMUM    MAXIMUM      MAXIMUM
  AIM BOND FUNDS, INC.                       ASSET BASED  SERVICE     AGGREGATE
  --------------------                       SALES CHARGE   FEE          FEE
                                             ------------   ---          ---
  PORTFOLIOS

  INVESCO High Yield Fund                       0.75%       0.25%       1.00%
  INVESCO Select Income Fund                    0.75%       0.25%       1.00%
  INVESCO Tax-Free Bond Fund                    0.75%       0.25%       1.00%
  INVESCO U.S. Government Securities Fund       0.75%       0.25%       1.00%


                                               MAXIMUM    MAXIMUM      MAXIMUM
  AIM COMBINATION STOCK & BOND FUNDS, INC.   ASSET BASED  SERVICE     AGGREGATE
  ----------------------------------------   SALES CHARGE   FEE          FEE
                                            -------------   ---          ---

  PORTFOLIOS

  INVESCO Balanced Fund                         0.75%       0.25%       1.00%
  INVESCO Core Equity Fund                      0.75%       0.25%       1.00%
  INVESCO Total Return Fund                     0.75%       0.25%       1.00%


                                               MAXIMUM    MAXIMUM      MAXIMUM
  AIM COUNSELOR SERIES FUNDS, INC.           ASSET BASED  SERVICE     AGGREGATE
  --------------------------------           SALE CHARGE    FEE          FEE
                                             -----------    ---          ---
  PORTFOLIOS

  INVESCO Advantage Fund                        0.75%       0.25%       1.00%
  INVESCO Advantage Global Health Sciences Fund 0.75%       0.25%       1.00%

                                               MAXIMUM    MAXIMUM      MAXIMUM
  AIM INTERNATIONAL FUNDS, INC. II           ASSET BASED  SERVICE     AGGREGATE
  --------------------------------           SALES CHARGE   FEE          FEE
                                             ------------   ---          ---
  PORTFOLIOS

  INVESCO European Fund                         0.75%       0.25%       1.00%
  INVESCO International Blue Chip Value Fund    0.75%       0.25%       1.00%


                                               MAXIMUM    MAXIMUM      MAXIMUM
  AIM MANAGER SERIES FUNDS, INC.             ASSET BASED  SERVICE     AGGREGATE
  ------------------------------             SALES CHARGE   FEE          FEE
                                             ------------   ---          ---
  PORTFOLIO

  INVESCO Multi-Sector Fund                     0.75%       0.25%       1.00%


                                               MAXIMUM    MAXIMUM      MAXIMUM
  AIM MONEY MARKET FUNDS, INC.               ASSET BASED  SERVICE     AGGREGATE
  ----------------------------               SALES CHARGE   FEE          FEE
                                             ------------   ---          ---
  PORTFOLIO

  INVESCO Cash Reserves Fund                    0.75%       0.25%       1.00%


                                               MAXIMUM    MAXIMUM      MAXIMUM
  AIM SECTOR FUNDS, INC.                     ASSET BASED  SERVICE     AGGREGATE
  ----------------------                     SALES CHARGE   FEE           FEE
                                             ------------   ---           ---
  PORTFOLIOS

  INVESCO Energy Fund                           0.75%       0.25%       1.00%
  INVESCO Financial Services Fund               0.75%       0.25%       1.00%
  INVESCO Gold & Precious Metals Fund           0.75%       0.25%       1.00%
  INVESCO Health Sciences Fund                  0.75%       0.25%       1.00%
  INVESCO Leisure Fund                          0.75%       0.25%       1.00%
  INVESCO Real Estate Opportunity Fund          0.75%       0.25%       1.00%
  INVESCO Technology Fund                       0.75%       0.25%       1.00%
  INVESCO Telecommunications Fund               0.75%       0.25%       1.00%
  INVESCO Utilities Fund                        0.75%       0.25%       1.00%

                                               MAXIMUM    MAXIMUM      MAXIMUM
                                             ASSET BASED  SERVICE     AGGREGATE
  AIM STOCK FUNDS, INC.                     SALES CHARGE    FEE          FEE
                                            ------------    ---          ---
  PORTFOLIOS


  INVESCO Dynamics Fund                         0.75%       0.25%       1.00%
  INVESCO Growth Fund                           0.75%       0.25%       1.00%
  INVESCO Growth & Income Fund                  0.75%       0.25%       1.00%
  INVESCO Mid-Cap Growth Fund                   0.75%       0.25%       1.00%
  INVESCO Small Company Growth Fund             0.75%       0.25%       1.00%
  INVESCO Value Equity Fund                     0.75%       0.25%       1.00%






All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  October 1, 2003

                                       3